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As filed with the Securities and Exchange Commission on November 2, 1995

                                                       Registration No. 33-37303
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                      POST-EFFECTIVE AMENDMENT NO. 1 TO
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                          ------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                          ------------------------

                      ATLANTIC SOUTHEAST AIRLINES, INC.
                      ---------------------------------
           (Exact name of registrant as specified in its charter)


         GEORGIA                                          58-1354495
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


    100 HARTSFIELD CENTRE PARKWAY, SUITE 800, ATLANTA, GEORGIA  30354-1356
    ----------------------------------------------------------------------
              (Address of Principal Executive Office) (Zip Code)

      ATLANTIC SOUTHEAST AIRLINES, INC. 1982 INCENTIVE STOCK OPTION PLAN
      ------------------------------------------------------------------
                           (Full title of the plan)

                              GEORGE F. PICKETT
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                      ATLANTIC SOUTHEAST AIRLINES, INC.
                   100 HARTSFIELD CENTRE PARKWAY, SUITE 800
                            ATLANTA, GEORGIA 30354
                   ---------------------------------------
                   (Name and address of agent for service)

                                (404) 766-1400
        -------------------------------------------------------------
        (Telephone number, including area code, of agent for service)

                          ------------------------

                                   Copy to:
                              RICHARD W. PROBERT
                        ALTMAN, KRITZER & LEVICK, P.C.
                   6400 POWERS FERRY ROAD, N.W., SUITE 224
                            ATLANTA, GEORGIA 30339
                                (404) 955-3555

                          ------------------------

         THIS POST-EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE ON THE
              DATE OF THE FILING IN ACCORDANCE WITH SECTION 8(c)
                        OF THE SECURITIES ACT OF 1933

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         The purpose of this post-effective amendment is to remove from registration, in accordance with undertaking (3) of Item 9 of this Registration Statement, 226,667 shares of the 282,000 shares of common stock, $0.10 par value, of the Registrant that were registered pursuant to this Registration Statement but remained unsold at the termination of the offering of the securities with respect to which this Registration Statement was filed.


                     [SIGNATURES BEGIN ON FOLLOWING PAGE]
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SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 1st day of November, 1995.

                         ATLANTIC SOUTHEAST AIRLINES, INC.



                         By: /s/ George F. Pickett
                             --------------------------------------------------
                             George F. Pickett, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities indicated this 1st day of November, 1995.


 /s/ George F. Pickett                                         November 1, 1995
--------------------------------------------------------
George F. Pickett, Chairman of the Board
and Chief Executive Officer (Principal
Executive Officer) and Director


 /s/ John W. Beiser                                            November 1, 1995
--------------------------------------------------------
John W. Beiser, President, Secretary and Director


 /s/ Ronald V. Sapp                                            November 1, 1995
--------------------------------------------------------
Ronald V. Sapp, Vice President - Finance and
Treasurer (Principal Financial and Accounting
Officer)


/s/ Julius P. Gwin                                             November 1, 1995
--------------------------------------------------------
Julius P. Gwin, Director


 /s/ Jean A. Mori                                              November 1, 1995
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Jean A. Mori, Director


/s/ Parker H. Petit                                            November 1, 1995
--------------------------------------------------------
Parker H. Petit, Director




                   [SIGNATURES CONTINUED ON FOLLOWING PAGE]
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                  [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


/s/ Alan M. Voorhees                               November 1, 1995
----------------------------------
Alan M. Voorhees, Director


/s/ Ralph W. Voorhees                              November 1, 1995
----------------------------------
Ralph W. Voorhees, Director